77K Changes in Registrants certifying accountant.

Effective March 1, 2004, Ernst & Young LLP (E&Y) resigned as the independent auditors of Columbia Money Market Fund. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended March 31, 2004. During the two most recent fiscal years, E&Ys audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.

May 25, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Columbia Funds Trust II:

Columbia Funds Trust VIII:

Columbia Money Market Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Funds Trust III:

Columbia Liberty Fund

Columbia Funds Trust XI

Columbia Contrarian Income Fund

Columbia Global Thematic Equity Fund

Columbia European Thematic Equity Fund

Columbia Funds Trust IV:

Columbia Asset Allocation Fund

Columbia Municipal Money Market Fund

Columbia Dividend Income Fund

Columbia Large Cap Core Fund

Columbia Funds Trust V:

Columbia International Equity Fund

Columbia Large Company Index Fund

Columbia Large Cap Growth

Columbia Small Company Index Fund

Columbia Disciplined Value Fund

Columbia U.S. Treasury Index Fund

Columbia Small Cap Fund

Columbia Small Company Equity Fund

Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 28, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

MaryLou Koch

Legal Product Manager

Columbia Management Group - Legal Department

One Financial Center

Mail Stop MADE 11511E

Boston, MA 02111

Tel - 617-772-3070

Fax - 617-345-0919

marylou.koch@columbiamanagement.com